AMENDMENT NO. 2 AND WAIVER

THIS AMENDMENT NO. 2 AND WAIVER (this “Amendment”), dated as of February 22 , 2010, is among HEALD REAL ESTATE, LLC, a Delaware limited liability company (the “Borrower”), HEALD CAPITAL, LLC, a Delaware limited liability company (“Holdings”), and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings and the Lender are parties to that certain Credit Agreement, dated as of March 24, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms for which meanings are provided in the Credit Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.

ARTICLE II.
AMENDMENTS

As of the Effective Date (a) Section 6.19 of the Credit Agreement is hereby amended by replacing the reference therein to “February 26, 2010” with a reference to “March 31, 2010” and (b) the definition of “Amendment and Restatement” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Amendment and Restatement” means an amendment and restatement of this Agreement pursuant to which, inter alia, (i) portions of the Term Loan shall be assigned to at least one additional lender in an aggregate amount of not less than $8,000,000, (ii) the Borrower shall have prepaid the Term Loan in an aggregate principal amount of not less than $7,096,855 unless a portion of the Term Loan in an aggregate amount of not less than $7,096,855 has been assigned to an additional lender other than the lender described in the preceding clause (i), (iii) Bank of America shall assume the role of Administrative Agent and certain agency provisions will be added to the Credit Agreement in accordance with market practice and (iv) certain other provisions of the CCI Credit Agreement shall have been incorporated into the Credit Agreement.

ARTICLE III.
WAIVERS

From and after the Effective Date through March 31, 2010, the Lender hereby waives (a) compliance by the Borrower, Holdings, Heald Education, LLC, a Delaware limited liability company (“Heald Education”), and Heald College, LLC, a California limited liability company (“Heald College”), with the covenants set forth in Article VI and Article VII of the Credit Agreement, (b) any and all Defaults and Events of Default under the Credit Agreement and each of the other Loan Documents (other than any Event of Default under subsections (a), (f), (g) or (o) of Section 8.01 of the Credit Agreement) and (c) compliance with the mandatory prepayment requirement under Section 2.03(b) of the Credit Agreement. On March 31, 2010, the waivers set forth herein shall expire without any further action by any Person.

ARTICLE IV.
CONDITIONS TO EFFECTIVENESS

The amendments in Article II and the waivers in Article III shall become effective on the date (the “Effective Date”) when the Lender shall have received counterparts hereof executed on behalf of the Borrower and Holdings on or before February 26, 2010.

ARTICLE V.
RETENTION OF RIGHTS, ETC.

SECTION 5.1. Limitation to its Terms. This Amendment strictly shall be limited to its terms.

SECTION 5.2. Retention of Rights. Except to the extent otherwise provided in Article III, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Lender to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith. As provided in Section 9.03 of the Credit Agreement, no failure on the part of the Lender to exercise, and no delay in exercising, any right under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 5.3. Limited Waiver and Amendment. Without limiting the generality of Section 5.1, the waiver and amendments set forth herein shall be limited precisely as provided for herein to the provision expressly waived and amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Credit Agreement or of any transaction or further or future action on the part of the Borrower or Holdings which would require the consent of the Lender under the Credit Agreement.

ARTICLE VI.
MISCELLANEOUS

SECTION 6.1. Representations and Warranties. Each of the Borrower and Holdings represents and warrants the following:

(a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary limited liability company action of the Borrower and Holdings, and do not and will not conflict with or result in any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, Holdings or their respective property is subject, and this Amendment constitutes a legal, valid and binding obligation of the Borrower and Holdings, enforceable against the Borrower and Holdings in accordance with its terms, except as enforcement may be limited by (i) applicable Debtor Relief Laws and (ii) the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(b) the execution, delivery and performance by the Borrower and Holdings of this Amendment do not and will not (i) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which the Borrower or Holdings, as applicable, is a party or affecting the Borrower, Holdings or the properties of the Borrower, Holdings or any of their respective Subsidiaries, (ii) violate any Law, or (iii) contravene the terms of any of the Borrower’s or Holdings’ Organization Documents.

SECTION 6.2. Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 6.3. Reaffirmation of Obligations. The Borrower and Holdings hereby acknowledge that the Loan Documents and the Obligations constitute the valid and binding Obligations of the Borrower and Holdings enforceable against the Borrower and Holdings in accordance with their respective terms, and the Borrower and Holdings hereby reaffirm their respective Obligations under the Loan Documents. The Lender’s entry into this Amendment or any of the documents referenced herein, the Lender’s negotiations with any party with respect to any Loan Document, the Lender’s acceptance of any payment from the Borrower, Holdings, any Guarantor or any other party of any payments made to the Lender prior to the date hereof, or any other action or failure to act on the part of the Lender shall not constitute (a) a modification of any Loan Document (except as expressly amended, consented or waived hereby) or (b) a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document (except as expressly amended, consented or waived hereby).

SECTION 6.4. Estoppel. To induce the Lender to enter into this Amendment, each of the Borrower and Holdings hereby acknowledges and agrees that there exists no right of offset, defense, counterclaim or objection in favor of the Borrower or Holdings as against the Lender with respect to the Obligations.

SECTION 6.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 6.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.7. Integration. This Amendment represents the agreement of the Borrower, Holdings and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 6.8. Governing Law and Waiver of Jury Trial. Without limiting the generality of Section 6.2 hereof, the terms of Sections 9.13 (Governing Law; Jurisdiction; Etc.), 9.14 (Waiver of Jury Trial) and 9.15 (California Judicial Reference) of the Credit Agreement are incorporated herein as though set forth in full.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

HEALD REAL ESTATE, LLC, a Delaware limited liability company

By: /s/ Robert C. Owen
Name: Robert C. Owen
Title: Treasurer and Asst. Secretary

HEALD CAPITAL, LLC, a Delaware limited liability company

By: /s/ Robert C. Owen
Name: Robert C. Owen
Title: Treasurer and Asst. Secretary

BANK OF AMERICA, N.A., as the Lender

By: /s/ Karen Polak
Name: Karen Polak
Title: SVP